Exhibit 24.01

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of the 3rd day of November, 1994, the undersigned each constitutes and appoints Roger W. Hale and Charles A. Markel, III, and each of them, individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 relating to the sale of shares of common stock under the LG&E Energy Corp. Stock Option Plan for Non-Employee Directors and all amendments or appendices thereto (including post-effective amendments), in an amount not to exceed 250,000 shares, and to file the same with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premis-es, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

LG&E ENERGY CORP.


/s/ Roger W. Hale                     /s/ Dr. Donald C. Swain
ROGER W. HALE                         DR. DONALD C. SWAIN
Chairman, President and               Director
Chief Executive Officer

/s/ Anne H. McNamara                  /s/ William C. Ballard
ANNE H. McNAMARA                      WILLIAM C. BALLARD
Director                              Director

/s/ Owsley Brown, II                  /s/ J. David Grissom
OWSLEY BROWN, II                      J. DAVID GRISSOM
Director                              Director

/s/ Gene P. Gardner                   /s/ T. Ballard Morton, Jr.
GENE P. GARDNER                       T. BALLARD MORTON, JR.
Director                              Director

/s/ S. Gordon Dabney                  /s/ David B. Lewis
S. GORDON DABNEY                      DAVID B. LEWIS
Director                              Director